      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1997

                                                      REGISTRATION NO. 333-24613
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                DBT ONLINE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               PENNSYLVANIA                                  6794                                   85-0439411
     (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NO.)                    IDENTIFICATION NO.)

                            ------------------------

                       5550 WEST FLAMINGO ROAD, SUITE B-5
                              LAS VEGAS, NV 89103
                                 (702) 257-1112
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                  FRANK BORMAN
                             CHAIRMAN OF THE BOARD
                       5550 WEST FLAMINGO ROAD, SUITE B-5
                              LAS VEGAS, NV 89103
                                 (702) 257-1112
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                        Copies of all communications to:

      JAMES W. McKENZIE, JR.              TIMOTHY M. LEONARD                 MORTON A. PIERCE
   MORGAN, LEWIS & BOCKIUS LLP       DATABASE TECHNOLOGIES, INC.             DEWEY BALLANTINE
      2000 ONE LOGAN SQUARE         100 E. SAMPLE ROAD, SUITE 200      1301 AVENUE OF THE AMERICAS
   PHILADELPHIA, PA 19103-6993         POMPANO BEACH, FL 33064           NEW YORK, NY 10019-6092
          (215) 963-5000                    (954) 781-5221                    (212) 259-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS



     This Amendment No. 2 is being filed to add Exhibit 99.1 to Item 16 of Part II.


ITEM 16.  EXHIBITS.

     The following exhibits are filed as part of this registration statement:


EXHIBIT
NUMBER                                         DESCRIPTION
-------    -----------------------------------------------------------------------------------
 1*        Form of Underwriting Agreement
 3.1*      Amended and Restated Articles of Incorporation
 3.2*      Amended and Restated Bylaws
 5*        Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the shares being registered
10.1+      Employment Agreement dated March 11, 1990 between Patlex and Frank Borman
10.2+      Employment Agreement dated September 15, 1992 between Patlex and Richard Laitinen
10.3+      Employment Agreement dated September 14, 1992 between Patlex and J. Henry
           Muetterties
10.4+      Security and Escrow Agreement dated September 29, 1992 between Patlex and NGN
           Acquisition Corporation
10.5+      Standard Form of Licensing Agreement
10.6+      Purchase Agreement dated December 11, 1979 between Patlex and Gordon Gould
10.7+      Agreement dated January 31, 1982 among Patlex, Refac Technology Development
           Corporation, Refac International Limited, Gordon Gould, NGN Acquisition Corporation
           and the partnership of Lerner, David, Littenberg & Samuel
10.8+      Agreement dated October 1, 1984 among Patlex, Refac Technology Development
           Corporation, East West Trade Services, Ltd. and Refac International, Ltd.
10.9+      Agreement dated 1986 among Patlex and NGN Acquisition Corporation, Gordon Gould and
           Apollo Lasers, Inc.
10.10+     Letter of Clarification dated January 31, 1990 among Patlex, Gordon Gould and NGN
           Acquisition Corporation
10.11+     Stock Purchase Agreement dated May 14, 1991 among Patlex, Sydney M. Irmas and certain other shareholders
10.12**    Amended and Restated Stock Option Plan
23.1++     Consent of Deloitte & Touche LLP
23.2++     Consent of Ahearn, Jasco + Company, P.A.
23.3++     Consent of Ernst & Young LLP
23.4*      Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)
24         Powers of Attorney (included on the signature page)
99.1       Appendix: Description of Image Material under Rule 304 of Reg. S-T.


---------------
 * To be filed by amendment.

** Incorporated by reference to the Company's Registration Statement on Form S-4
   (File No. 333-2000).

 + Incorporated by reference to the Form 10-KSB of Patlex Corporation for the year ended June 30, 1995.


++ Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pompano Beach, Florida on May 12, 1997.


                                          DBT ONLINE, INC.

                                          By: /s/ HANK ASHER
                                            ------------------------------------
                                            Hank Asher
                                            President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                    NAME                                   CAPACITY                   DATE
---------------------------------------------    -----------------------------    -------------

*                                                Chairman of the Board of          May 12, 1997
---------------------------------------------    Directors
Frank Borman

/s/ HANK ASHER                                   President, Chief Executive        May 12, 1997
---------------------------------------------    Officer and Director
Hank Asher                                       (Principal Executive Officer)

/s/ THOMAS L. SIMPSON                            Chief Operating Officer and       May 12, 1997
---------------------------------------------    Director
Thomas L. Simpson

*                                                Director                          May 12, 1997
---------------------------------------------
Charles A. Asher

*                                                Director                          May 12, 1997
---------------------------------------------
Gary E. Erlbaum

*                                                Director                          May 12, 1997
---------------------------------------------
Jack Hight

*                                                Director                          May 12, 1997
---------------------------------------------
Kenneth G. Langone

*                                                Director                          May 12, 1997
---------------------------------------------
Eugene L. Step

*                                                Director                          May 12, 1997
---------------------------------------------
Sari Zalcberg

/s/ TIMOTHY M. LEONARD                           Vice President, Finance,          May 12, 1997
---------------------------------------------    Treasurer and Chief
Timothy M. Leonard                               Financial Officer (Principal
                                                 Financial and Accounting
                                                 Officer)

*By: /s/ THOMAS L. SIMPSON                                                         May 12, 1997
     ----------------------------------------
     Thomas L. Simpson
     Attorney in Fact


                                      II-2